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                                 EXHIBIT 4.5

                 THE AMENDED AND RESTATED 1991 NON-QUALIFIED
             CAPITOL MULTIMEDIA, INC. EMPLOYEE STOCK OPTION PLAN

        The following amends and restates the 1991 Non-Qualified Capitol Multimedia, Inc. Employee Stock Option Plan in its entirety.

1.      Purpose of the Plan.

        The purpose of the 1991 Non-Qualified Stock Option Plan of Capitol Multimedia, Inc., a Delaware corporation (the "Company"), is to further promote the interests of the Company by enhancing the Company's ability to attract, motivate and retain new and existing employees and consultants and to encourage the highest level of performance by providing these employees and consultants with a proprietary interest in the Company's growth and financial success through grants of stock options and shares of restricted stock in the future.


2.      Definitions.

        (a) "Board" shall mean the board of directors of the Company, as duly elected from time to time.

        (b) "Change in Control" shall be deemed to have occurred at such time as either (i) the Company is merged or consolidated with or into another entity (the "Merger Partner") and as a result of such merger or consolidation less than fifteen percent (15%) of the outstanding voting securities of the surviving or resulting entity shall be beneficially owned in the aggregate, either directly or indirectly, by the stockholders of the Company immediately prior to the effective date of such merger or consolidation, or (ii) in the event that any person, other than the Company, a wholly-owned subsidiary of the Company, an employee benefit plan of the Company or one of its subsidiaries, or an officer or director of the Company or an affiliate of an officer or director, becomes the beneficial owner of fifty percent (50%) or more of the Company's Common Stock.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

        (d) "Committee" shall mean the Compensation Committee of the Company, or such other committee as may be appointed by the Board from time to time.

        (e) "Common Stock" shall mean the common stock of the Company, par value $.10 per share.

        (f) "Company" shall mean Capitol Multimedia, Inc., a Delaware corporation.

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        (g)     "Consultant" shall mean any individual that is expressly
                designated as a consultant of the Company or its Subsidiaries by the Committee in its sole discretion.

        (h) "Date of Grant" shall mean the date as of which the Committee resolves to grant an Option to an Optionee or grant Restricted Stock to a Participant, as the case may be.

        (i) "Disinterested Director" shall mean a member of the Board who is not, during the one year prior to service as an administrator under this Plan (as described in Section 4 of this Plan), granted or awarded an Option or Restricted Stock pursuant to the terms of this Plan (or any other plan of the Company or any of its Subsidiaries) except (i) participation in a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) under the Exchange Act, (ii) participation in an ongoing securities acquisition plan meeting the conditions in Rule 16b-3(d)(2)(i) under the Exchange Act, (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities of the Company, or partly in cash and partly in securities, or (iv) that participation in this Plan shall not disqualify a director for the purpose of administering another plan that does not permit participation by the Board; provided, that the scope of the exceptions in this paragraph shall automatically be reduced or expanded to the extent that Rule 16b-3 under the Exchange Act is amended to reduce or expand the scope of the exceptions thereunder.

        (j) "Employee" shall include every individual performing services to the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code and the regulations thereunder.

        (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

        (l) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than the par value per Share.

        (m) "Fair Market Value" shall mean the average of the last trade price of the Common Stock on all domestic exchanges on which the Common Stock may at the time be listed or admitted to trading, or, if the Common Stock, shall not be so listed or admitted to trading, the average of the last trading price in the domestic over-the-counter market, in each such case averaged over a period of 20 consecutive business days prior to the day as of which Fair Market Value is being





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                determined; provided that if the Common Stock is listed on any domestic exchange, the term "business days" as used in this sentence shall mean business days on which such exchange is open for trading. If the Common Stock is neither listed or admitted to trading on any domestic exchange nor quoted in the domestic over-the counter market, the Fair Market Value shall mean the last trade price as furnished by any dealer in securities dealing in the Common Stock.

        (n) "Option" shall mean the right granted to purchase Common Stock under the Plan.

        (o)     "Optionee" shall mean a Participant who holds an Option.

        (p)     "Participants" shall mean those individuals described in
                Section 1 of this Plan selected by the Committee who are eligible under Section 6 of this Plan for grants of either Options or Restricted Stock under this Plan.

        (q) "Permanent and Total Disability" shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that Section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

        (r) "Plan" shall mean this 1991 Non-Qualified Capitol Multimedia, Inc. Employee Stock Option Plan, as amended from time to time.

        (s) "Plan Award" shall mean the grant of either an Option or Restricted Stock, as the context requires.

        (t) "Restricted Stock" shall have that meaning set forth in Section 6(a) of this Plan.

        (u)     "Restricted Stock Account" shall have that meaning set forth in
                Section 6(a)(iii) of this Plan.

        (v) "Restricted Stock Criteria" shall have that meaning in Section 6(a)(iv) of this Plan.

        (w) "Restriction Period" shall have that meaning in Section 6(a)(v) of this Plan.





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        (x)     "Securities Act" shall mean the Securities Act of 1933, as amended, and as interpreted by the rules and regulations promulgated thereunder.

        (y) "Services" shall mean services rendered to the Company or any of its Subsidiaries by an Employee or Consultant, as the context requires.

        (z) "Share" shall mean one share of Common Stock, as adjusted in accordance with Sections 8 and 9 of this Plan (if applicable).

        (aa) "Stock Option Agreement" shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

        (bb) "Subsidiary" shall mean any corporation as to which more than fifty percent (50%) of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

        (cc) "Vest Date" shall have that meaning in Section 6(a)(v) of this Plan.


3.      Shares of Common Stock Subject to the Plan.

        (a) Subject to the provisions of Sections 8 and 9, the aggregate number of Shares that may be issued or transferred pursuant to an exercise of Option or a grant of Restricted Stock under the Plan shall not exceed one million five hundred thousand (1,500,000) Shares. Such Shares may be either authorized, but unissued shares, or Shares issued and thereafter acquired by the Company. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

        (b) In the event that an Option previously granted shall for any reason expire or be terminated without being exercised in whole or in part, the unpurchased shares of Common Stock subject to the Option shall be restored to the total number of shares of Common Stock with respect to which Options may be granted under the Plan.

        (c) Plan Awards may be granted under the Plan from time to time in substitution of Options or Restricted Stock held by Consultants for thirty two thousand five hundred (32,500) Shares which were issued prior to July 20, 1993. Unless expressly stated otherwise, any provision in the Plan applying to Options or Restricted Stock granted





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                under the Plan shall also apply to Options or Restricted Stock granted to Consultants under prior Option Agreements.


4.       Administration of the Plan.

        (a) This Plan shall be administered by the Committee, which shall consist of at least two (2) persons, each of whom shall be Disinterested Directors. The members of the Committee shall be appointed by the Board for such terms as the Board may determine. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board.

        (b) The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

        (c) This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business including without limitation the authority to take the following actions:

                (i)           To interpret this Plan and to apply its
                              provisions;

                (ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

                (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

                (iv) To determine when Plan Awards are to be granted under this Plan;

                (v)           To select the Optionees and Participants;

                (vi) To determine the number of Shares to be made subject to each Plan Award;





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                (vii)         To prescribe the terms, conditions and
                              restrictions of each Plan Award, including without limitation the Exercise Price of an Option;

                (viii) To amend any outstanding Stock Option Agreement or the terms, conditions and restrictions of a grant of Restricted Stock, subject to applicable legal restrictions and the consent of the Optionee or Participant, as the case may be, who entered into such agreement;

                (ix) To establish procedures so that an Optionee may obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;

                (x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

                (xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Optionee upon such exercise; and

                (xii) To take any other actions deemed necessary or advisable for the administration of this Plan.

                              All interpretations and determinations of the Committee made with respect to the granting of Plan Awards shall be final, conclusive, and binding on all interested parties. The Committee may make grants of Plan Awards on an individual or group basis. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Plan Award.





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                (d)           The Committee may in its sole discretion require
                              as a condition to the granting of any Plan Award, that a Participant agree not to sell or otherwise dispose of a Plan Award, any Shares acquired pursuant to a Plan Award or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six (6) months following the later of (i) the date of the grant of such Plan Award, or (ii) the date when the Exercise Price of an Option is fixed if such Exercise Price is not fixed on the Date of Grant.

                (e) The Committee may in its sole discretion designate officers or employees of the Company to assist the Committee in the administration of the Plan and to execute documents on behalf of the Committee, and the Committee may delegate to such officers and employees such other ministerial and limited discretion duties as it sees fit.


5.              Eligibility.

                (a) Options and/or Restricted Stock may be granted under the Plan to any Employee or Consultant (including Employees who are also directors of the Company); provided, however, that no person shall be eligible for any Plan Awards if the granting of a Plan Award to such person would prevent the satisfaction by this Plan of the general exemptive conditions of Rule 16b-3 under the Exchange Act. Determinations by the Committee as to the identity of the persons to whom Options shall be granted hereunder shall be conclusive. Directors who are also Employees shall not be eligible to receive Options under both employee and director's plans.

                (b)           [Intentionally omitted.]


6.              Restricted Stock.

                (a) The Committee shall have the authority to grant to Participants certain Shares that are subject to certain terms, conditions and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Committee either separately or in combination with Options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of Restricted Stock shall require the Participant to remain an Employee of (or otherwise provide Services to) the Company or any of its Subsidiaries for at least six (6) months from the Date of Grant. The granting, vesting and issuing of the Restricted Stock shall also be subject to the following provisions:





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                (i)           Restricted Stock shall be granted to Participants
                              for Services rendered and at no additional cost to Participant; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock to be granted to the Participant.

                (ii) The Company shall establish a restricted stock account (the "Restricted Stock Account") for each Participant to whom Restricted Stock is granted, and such Restricted Stock shall be credited to such account. No certificates will be issued to the Participant with respect to the Restricted Stock until the Vest Date as provided herein. Every credit of Restricted Stock under this Plan to a Restricted Stock Account shall be considered "contingent" and unfunded until the Vest Date. Such contingent credits shall be considered bookkeeping entries only, notwithstanding the "crediting" of "dividends" as provided herein. Such accounts shall be subject to the general claims of the Company's creditors. The Participant's rights to the Restricted Stock Account shall be no greater than that of a general creditor of the Company. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participants and the Company, the Board or the Committee.

                (iii) The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the Date of Grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of this Plan and those imposed by the Committee.

                (iv) At the time of each grant of Restricted Stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on Restricted Stock shall lapse (i.e., the termination of the Restriction Period), which criteria may include, without limitation, performance measures, targets and holding period requirements (the "Restricted Stock Criteria"). The Committee may establish a corresponding relationship between the Restricted Stock Criteria and (i) the number of Shares of Restricted Stock that may be earned, and (ii) the extent to which the terms, conditions and restrictions on the Restricted Stock shall lapse. Restricted Stock Criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock Criteria are established for a grant of





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                              Restricted Stock, the Restricted Stock Criteria
                              shall not be modified with respect to such grant.

                (v) On the date the Restriction Period terminates, the Restricted Stock shall vest in the Participant (the "Vest Date"), who may then require the Company to issue certificates evidencing the Restricted Stock credited to the Restricted Stock Account of such Participant.

                (vi) The Committee may provide from time to time that amounts equivalent to dividends shall be payable with respect to the Restricted Stock held in the Restricted Stock Account of a Participant. Such amounts shall be credited to the Restricted Stock Account and shall be payable to the Participant on the Vest Date.

                (vii) If a Participant (x) with the consent of the Committee, ceases to be an Employee or Consultant of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries, or (y) dies or suffers from Permanent and Total Disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under this Section 6 shall be determined by the Committee in its sole discretion, subject to any limitations or terms of this Plan. If the Participant ceases to be an Employee or Consultant of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries for any other reason, all grants of Restricted Stock under this Plan shall be forfeited (subject to the terms of this Plan).

        (b) The Committee may establish procedures by which a Participant may elect to defer the transfer of Restricted Stock to the Participant. The Committee shall determine the terms and conditions of such deferral in its sole discretion.


7.      Terms and Conditions of Options.

        (a) The purchase price of Common Stock under each Option granted under the Plan shall be the Fair Market Value of the Common Stock on the date the Option is granted.

        (b) Subject to the provision of Section 12, an Option granted under the Plan shall become exercisable at such a time as the Committee in its sole discretion shall determine and shall specify in a Stock Option Agreement to be entered into with the Participant. In servicing its discretion hereunder, the Committee may determine that all Options granted shall become exercisable immediately or that the Participant's right to exercise such Options shall vest over a period of time and in such increments as are specified by the Committee.





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        (c)     The exercise of Options shall be subject to the following
                requirements:

                (i) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a stockholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Sections 8 or 9 of this Plan. An Option may not be exercised for a fraction of a Share. Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

                (ii) Except as provided in Subsections 7(c)(iii) and 7(c)(iv), an Option held by an Optionee shall terminate on the date the Optionee ceases to be an Employee or Consultant of the Company in the event the Optionee is terminated for cause (as determined in the sole discretion of the Committee). If the employment of the Optionee is terminated other than for cause, then the Optionee may, but only within ninety (90) days after such termination, exercise the Option to the extent that the Optionee was entitled to exercise the Option on such date; provided, however, the Committee may in its sole discretion extend such date on which the Optionee may exercise such Option. To the extent the Optionee is not entitled to exercise an Option on such date or if the Optionee does not exercise it within the time specified in this subclause, the Option shall terminate.

                (iii) Notwithstanding the provisions of Section 7(c)(i) and (ii) above, in the event an Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Optionee's Permanent and Total Disability, such Optionee may exercise an Option in whole or in part notwithstanding that such Option may not be fully exercisable, but only until the earlier of the date
                           (i) the Option held by the Optionee expires, or (ii) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to





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                           exercise an Option on such date or if the Optionee
                           does not exercise it within the time specified herein, such Option shall terminate.

                (iv) Upon the death of an Optionee, any Option held by an Optionee shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Section 7(c)(ii) above, in the event an Optionee's death occurs during the term of an Option held by such Optionee and, at the time of death, the Optionee was an Employee or Consultant, the Option may be exercised in whole or in part notwithstanding that such Option may not have been fully exercisable on the date of the Optionee's death, at any time until the earlier of the date (i) the Option held by the Optionee expires, or (ii) twelve (12) months from the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

                (v) If an Optionee retires at an age at which he would be eligible to receive old-age benefits under the Federal Social Security Act or retires with the consent of the Company, such Optionee's Options shall expire six (6) months after the retirement date.

        (d) Any Option granted under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and is not assignable by operation of law or subject to execution, attachment or similar process. Any Option granted under this Plan can only be exercised during the Optionee's lifetime by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Optionee.

        (e) Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee's determination to





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                grant an Option to an Employee or Consultant, evidenced by a
                Stock Option Agreement, dated as of the Date of Grant, shall be given to such Employee or Consultant within a reasonable time after the Date of Grant.

        (f) Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option.


8.      Adjustment Provisions.

        If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the number of shares of Common Stock that may be issued under Section 3 and in the purchase price of, and the number of shares underlying, outstanding Options in order to prevent the dilution or enlargement of the rights of any Option holder.


9.      Effect of Merger or Other Reorganization.

        If the Company shall be the surviving corporation in a merger, consolidation or other reorganization, the holder of an Option shall be entitled to receive an option to purchase the same number of shares (or a fraction of a share) in the surviving corporation that a holder of a corresponding number of shares of Common Stock will be entitled to receive under the terms of the merger, consolidation or other reorganization. If the company dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger, consolidation or other reorganization in which it is not the surviving corporation, then each Option shall be exercisable in full for a period of 60 days commencing upon the date the action of the stockholders (or of the Board, if stockholder action is not required) is taken to approve the transaction, and upon the expiration of that period all Options and all rights thereto shall automatically terminate.


10.     General Provisions.

        (a) No provision of this Plan, under any Stock Option Agreement or under any grant of Restricted Stock shall be construed to give any Participant any right to remain an Employee or Consultant of, or provide Services to, the Company or any of its Subsidiaries or to affect





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
                the right of the Company to terminate any Participant's service at any time, with or without cause.

        (b) As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable federal, state or local tax owed by the Participant as the result of the receipt of a Plan Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

        (c) No participant shall be entitled to the rights and privileges of stock ownership relation to any shares of Common Stock underlying an Option until such Option is exercised and the shares are issued.

        (d) Each Option is personal to the grantee, is not transferable by the Participant other than by will or by the laws of descent and distribution, and is exercisable, during the Participant's lifetime, only by the Participant or his legal representative.

        (e) This Plan and any and all Stock Option Agreements and agreements relating to the grant of Restricted Stock executed in connection with this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.


11.     Amendment and Termination.

        (a) The Board shall have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall, without approval of the stockholders of the Company, except as provided in Sections 8 and 9 or the Plan:

                (i) change the class of person eligible to receive Options under the Plan;

                (ii) materially increase the benefits accruing to Participants under the Plan;





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
                (iii) increase the number of shares of Common Stock subject to the Plan; or

                (iv)       amend this Section 11.

        (b) No amendment, suspension or termination of the Plan shall, without the consent of the Participant alter, terminate, impair or adversely affect any right or obligations under any Option previously granted under or made a party of the Plan.


12.     Effective Date and Duration of Plan.

        The Plan was originally adopted by the Board of Directors and took effect on October 23, 1990. This Amended and Restated Plan shall be effective as of the date of its approval and adoption by the Board of Directors subject only to the approval of the holders of a majority of the Company's Common Stock present or represented and entitled to vote at a meeting of stockholders. All Options outstanding under the Plan as of the effective date of this Amended and Restated Plan shall continue in full force and effect in accordance with their terms as granted pursuant to the Plan. No Option shall be granted under the Plan after the tenth anniversary of the effective date of the Amended and Restated Plan.





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